Exhibit 5

May 13, 2015

Highwoods Properties, Inc.
3100 Smoketree Court, Suite 600
Raleigh, NC 27604

Ladies and Gentlemen:

This letter is being delivered to Highwoods Properties, Inc., a Maryland corporation (the “Company”), in connection with its registration statement on Form S-8, as filed with the Securities and Exchange Commission (the “Commission”) on May 13, 2015 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, 3,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), for issuance and sale by the Company in accordance with the Company’s 2015 Long-Term Equity Incentive Plan (the “Plan”).
In connection therewith, I have examined the originals, or photostatic or certified copies, of such records of the Company and of public officials and such other documents as I have deemed relevant and necessary as the basis for the opinions set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies. I have also assumed that there are no agreements or understandings between or among the Company and any participants in the Plan that would expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder. Finally, I have assumed the accuracy of all other information provided to me by the Company during the course of my investigation, on which I have relied in issuing the opinion expressed below.
Based upon and subject to the assumptions, limitations and qualifications stated herein, I am of the opinion that the Shares to be issued by the Company under the Plan have been duly authorized by the Company and, when issued and delivered by the Company upon receipt of the consideration therefor as provided in, and otherwise in accordance with, the Plan and the resolutions of the Company’s board of directors authorizing the adoption of the Plan and the registration of the Shares, such Shares will be validly issued, fully paid and non-assessable.

3100 Smoketree Court, Suite 600, Raleigh, NC 27604-1051
Phone: 919.872.4924 Fax: 919.876.2448
www.highwoods.com Listed: New York Stock Exchange - HIW

Securities and Exchange Commission
May 13, 2015

My opinion set forth above is subject to the following general qualifications and assumptions:

1.
The foregoing opinion is rendered as of the date hereof. I assume no obligation to update or supplement the opinion if any laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change the opinion.

2.
I have made no investigation as to, and I express no opinion concerning, any laws other than the Maryland General Corporation Law, applicable provisions of the Constitution of the State of Maryland and reported judicial decisions interpreting the Maryland General Corporation Law and such applicable provisions of such Constitution, and I do not express any opinion herein concerning any other laws.

3.
Without limiting the effect of the immediately preceding qualification, I express no opinion as to compliance with the securities or “blue sky” laws or principles of conflicts of laws of the State of Maryland or any other jurisdiction.

4.
I assume that the issuance of the Shares, together with all outstanding shares of the Company and other issuances by the Company, will not cause the Company to issue shares of common stock in excess of the number of such shares authorized by the Company’s Charter.

5.	I assume that none of the Shares will be issued in violation of Article VI of the Charter.
I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under Item 5 in the Registration Statement and the prospectus that forms a part thereof. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Jeffrey D. Miller

Jeffrey D. Miller
Senior Vice President, General Counsel and Secretary